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                                                                   Exhibit 21.1

                     SUBSIDIARIES OF SUMMIT PROPERTIES INC.

NAME OF SUBSIDIARY                                         STATE OF ORGANIZATION
------------------                                         ---------------------
Summit Properties Partnership, L.P.                              Delaware
Summit Financing, Inc.                                           Maryland
Summit Southwest I, Inc.                                         Maryland
Summit Southwest GP, Inc.                                        Maryland
Nagrom Enterprises, Inc.                                       Pennsylvania
Summit Management Company                                        Maryland
Summit Apartment Builders, Inc.                                   Florida
Home Ownership Made Easy, LLC                                    Delaware
Stony Point/Summit, LLC                                       North Carolina
Summit/Belmont Limited Partnership                               Virginia
Henderson/McGuire Partners (Limited Partnership)                 Delaware
McGregor/McGuire, LLC                                         North Carolina
Sand Lake Joint Venture                                           Florida
Portofino Place, Ltd.                                             Florida
Foxcroft East Associates                                      North Carolina
Summit Stonefield, LLC                                         Pennsylvania
Summit Southwest, L.P.                                           Delaware
Summit Valley Brook, LLC                                         Delaware
Summit Shiloh, LLC                                                Georgia
Summit Sweetwater, LLC                                            Georgia
Summit Grandview, LLC                                         North Carolina
Summit Grand Parc, LLC                                           Delaware
Summit Roosevelt, LLC                                            Delaware
PAPEC Silo Creek, LLC                                            Delaware
Summit Brickellview, LLC                                         Delaware